Exhibit 99.1

Cinedigm Agrees to Acquire Streaming and

Entertainment Company Digital Media Rights

Adding 10 New Channels and 7,500 Titles

Deal scales up Cinedigm with more than 30 streaming services, 46,000 hours of content, 40 million monthly viewers, 18.5 million social subscribers, and 4+ billion views

Cinedigm enters Ad Network Business via DMR’s Ad Network

& Marketplace which garners more than

100 million connected TV impressions a month

LOS ANGELES — (January 6, 2022) — Cinedigm (NASDAQ: CIDM), the leading provider of enthusiast streaming services, announced today that the Company has reached an agreement to acquire Digital Media Rights (DMR), a diversified specialty streaming, advertising, and content distribution company with significant expertise in building audiences for global content in North America.

Founded more than a decade ago by media industry veterans Michael Hong and David Chu, DMR focuses on four key streaming businesses. First, the company is a leading global distributor of feature films and television series for the streaming ecosystem, with more than 7,500 titles under distribution.

Secondly, DMR has developed and operates 10 channels focused on enthusiast audiences.  Six of these proprietary streaming services are available as free ad-supported streaming television (FAST) channels and/or video-on-demand apps (all apps have ad-supported VOD and premium, subscription VOD options):

•	AsianCrush (asiancrush.com): The one-stop portal to the latest Asian entertainment featuring premium movies and shows.
•	Midnight Pulp (midnightpulp.com): The perfect late-night channel to end all boredom, offering an expertly curated selection of cult programming with a twist of millennial irreverence.
•	RetroCrush (retrocrush.tv): Dedicated to the Golden Age of anime.
•	Cinehouse (www.cinehousetv.com): both a standalone channel with apps available across all major devices, as well as a Linear TV streaming bundle, curating niche, enthusiast channels focused on the best movies and TV shows from around the world. Among the linear FAST channels available in Cinehouse’s lineup are 24/7 streams of AsianCrush, RetroCrush, Midnight Pulp and KMTV, with more being announced in 2022.
•	Cocoro (cocoro.tv): The ultimate destination for kid-friendly shows designed to educate and entertain.
•	KMTV (kmtvnow.com): Features all things K-Pop, from music videos of the newest releases to variety show highlights, to all things in between.

Third, through its DMR Social unit, DMR curates social video channels for most of the above brands, as well as four others, with more in development:

•	C-Crush: A community for fans of the best Chinese TV and movies.
•	Cinehouse Romance: A curated selection of romance-focused movie clips from DMR’s library of arthouse and indie films.
•	K-Crush: A community for Korean cinema, TV and pop culture addicts.
•	QTTV: A community for fans of queer cinema.

Lastly, DMR operates an Ad Network & Marketplace garnering more than 100 million connected TV impressions a month against long-form, premium movies and television shows across their owned-and-operated and selected partner channels with an average ad completion rate of over 95%.

Acquisition Boosts Library, Channel Portfolio, Ad Business and Social Footprint

Upon completion of the deal, Cinedigm will increase its library to more than 46,000 hours of premium film and television content, with an estimated 40+ million monthly viewers, 18.5 million social subscribers, 4 billion views, and 13 billion minutes viewed annually. With the addition of the seven new owned, proprietary channels, the Company will have 15 wholly-owned streaming services, which now comprises more than 50% of its 28 channels in operation.

With a significant portion of DMR’s portfolio focused on premium Asian film and television content, the addition of its wildly popular titles to Cinedigm’s content portfolio will help fill the growing consumer demand for Asian-influenced media, such as Japanese anime and Korean dramas, across the entertainment landscape. According to Ampere Analysis, more than 25% of all North American consumers now watch foreign content, with Squid Game and Narcos being examples of two breakout hits reflecting the trend. Given DMR’s tight programming and demographic alignment with Cinedigm’s existing subscription services, the Company plans on leveraging each Company’s respective content portfolio to enhance and broaden the Company’s existing streaming services.

Cinedigm also plans to further expand DMR’s Advertising Network, which has long-standing customers and direct partnerships with key advertising partners, with the Company’s robust programmatic ad sales infrastructure. In conjunction with Cinedigm’s continued investment in technology and supply-chain automation via the Company’s proprietary Matchpoint™ platform, the Company believes it will reduce DMR’s operating costs and strengthen its revenue growth by leveraging its unique competitive advantage in the streaming business and through its underlying technology. Migrating DMR’s entire content library into the Matchpoint™ platform will allow the Company to efficiently expand the distribution of DMR’s film & television content catalog and easily deliver it at significant scale to Cinedigm’s extensive network of OTT platforms and third-party distribution partners at the click of a button.

Finally, Cinedigm plans to leverage DMR’s first-class social media division to grow engagement and followers of Cinedigm’s streaming channels on the leading social media platforms. DMR’s social media unit brings extensive expertise in curating content to help drive new distribution, revenue and marketing opportunities. DMR Social has a footprint of more than 17 million subscribers and followers on YouTube and Facebook alone, across eight brands that are collectively averaging 284 million video views per month -- and more than 8 million hours watched -- over the past year. DMR’s community-building and content curation techniques and expertise will be applied to Cinedigm’s portfolio of channels including Fandor, CONtv and Screambox. The goal is to establish a new ad revenue stream for the Company and help grow Cinedigm’s SVOD, AVOD and FAST streaming channels.

“DMR’s top-notch management team, high-quality channels and film & TV library perfectly complement our own strengths and our mission of serving enthusiast audiences,” said Chris McGurk, Chairman and CEO at Cinedigm. “When you consider the other key additive components from this deal, including the global reach of DMR’s expansive social media efforts, we are well-positioned to not only reach a rapidly growing new audience in the short-term but also to expand the scale of a larger Cinedigm umbrella channel strategy in the long run. We expect this acquisition to be immediately accretive, and the leverage of Cinedigm’s technological efficiencies and expansive portfolio of assets will spur significant additional growth.”

“Rarely do you find an acquisition that is as complementary as DMR,” said Erick Opeka, President of Cinedigm Networks and Chief Strategy Officer of Cinedigm. “This portfolio of channels and content immediately provides increased scale, strengthens the content offering on our flagship services, provides critical growth and marketing capabilities via social, and gives us a new foothold into the direct ad sales and streaming live television businesses. We look forward to starting out the new fiscal year with the people and assets we need to meet the growing needs of our viewers, platforms and advertisers.”

"The strong synergy between Cinedigm and DMR is readily apparent, and by working together, we can continue to deliver and further scale our top-notch, curated streaming channels to our audiences in a way that builds a true sense of community. The team at DMR is proud to have built an impressive lineup of channels and offer content that can meet the rising demands of audiences around the world, including fans of incredibly popular Korean dramas, Japanese anime, and Chinese TV, as well as arthouse, romance and horror movies,” said David Chu, Co-Founder and CEO of DMR. “It's why we're thrilled to align with this key industry player and are looking forward to a future with even more expansion opportunities."

Added DMR Co-Founder and Chairman Mike Hong, “Today’s deal with Cinedigm marks a watershed moment for David and I. As entrepreneurs we’re incredibly excited to see more than a decade of hard work fueling the ongoing growth of DMR, now culminating in this acquisition which will provide the foundation to take the company to even more heights.”

An innovator in the digital transformation of the entertainment industry for more than two decades, Cinedigm’s core mission is to entertain the world by building the world’s best portfolio of enthusiast channels and services for the streaming generation. Through a diverse mix of premium SVOD services and dedicated AVOD and FAST channels, Cinedigm’s streaming portfolio reaches indie film (Fandor), horror (Screambox & Bloody Disgusting) and family entertainment (Dove Channel), as well as dedicated channels for iconic entertainers, led by Bob Ross (The Bob Ross Channel). Cinedigm’s ultimate goal is to build destinations that immerse viewers in content they love while staying at the forefront of technology as the streaming industry continues to evolve.

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About Cinedigm:

For more than 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail and technology companies. As a leader in the rapidly evolving streaming ecosystem, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly-scalable Matchpoint™ technology platform. For more information, visitcinedigm.com.

About DMR:

DMR (aka Digital Media Rights) is a privately-held digital media and entertainment company founded a decade ago by industry veterans Michael Hong and David Chu. Pioneers in digital entertainment, DMR is transforming the industry while specializing in OTT Channels and Digital Distribution.

As a publisher and developer, DMR owns and operates seven OTT channels that have become leading destinations for their respective genres: AsianCrush (pan-Asian), Midnight Pulp (horror/thriller/action), Cinehouse (general entertainment), RetroCrush (classic anime), Cocoro (kids/family), and KMTV (K-Pop), and Cinehouse Selects (arthouse). These are available as video-on-demand (AVOD and/or SVOD) apps on Smart TVs, mobile and connected TV devices; on Xbox One and Xbox Series X|S consoles; on the web; and/or as linear, free ad supported television (FAST) channels on LG Channels, Peacock, Plex, Redbox, The Roku Channel, Samsung TV Plus, STIRR and VIZIO SmartCast. Its DMR Social division curates several social video channels for most of the above brands, as well as C-Crush (Chinese TV shows and movies), Cinehouse Romance (romance), K-Crush (Korean pop culture) and QTTV (LGBTQ+).

DMR is also one of the world’s largest content aggregators and distributors with a catalog containing more than 7,500 premium titles from leading TV networks, studios, producers and sales agents. The company has cultivated distribution deals with Amazon Instant Video, Amazon Prime, Hulu, Netflix, Cable VOD, iTunes, Google Play, FandangoNow, Tubi, PlutoTV, Crackle, Hoopla, Kanopy, Vudu, to name a few. The DMR Advertising Marketplace provides video and display ads via direct sales and programmatic channels (Connected TV, desktop, and mobile) while connecting brands and media buying agencies to premium publishers. For more information, visit digitalmedarights.com

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on Cinedigm’s beliefs, as well as assumptions made by, and information currently available to, Cinedigm, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although Cinedigm believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, Cinedigm may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in the statements made in this press release.

Press Contacts:

DKC Public Relations

cinedigm@dkcnews.com

High Touch Investor Relations

Cinedigm@htir.net

Don Ciaramella / Matt Biscuiti

The Lippin Group for DMR

don@lippingroup.com / matt@lippingroup.com